Exhibit 99.1

Health In Tech Reports Second Quarter 2026 Financial Results

Contracted Revenue of $32.3 Million as of June 30, 2026

Pipeline Revenue of $66.3 Million as of July 31, 2026

Distribution Partners Grew 19.9% Year Over Year

Stuart, FL., August 13, 2026 /PRNewswire/ — Health In Tech, Inc. (Nasdaq: HIT) (“Health In Tech” or the “Company”), an AI-enabled InsurTech platform company, today announced its unaudited financial results for the three and six months ended June 30, 2026.

Second Quarter and First-Half 2026 Highlights

●	Distribution Partners, including brokers, third-party administrators (“TPAs”) and agencies, reached 933 as of June 30, 2026, an increase of 19.9% year over year.

●	Q2 2026 Revenue was $8.1 million, compared with $9.3 million in Q2 2025. First-half 2026 revenue was $16.8 million, compared with $17.3 million in the prior year period.

●	Contracted Revenue[1] totaled $32.3 million for first-half 2026, of which $17.3 million was recognized as GAAP revenue in first-half 2026. The remaining $14.0 million and $1.0 million are expected to be recognized as GAAP revenue in second-half 2026 and in 2027, respectively.

●	Pipeline Revenue[2] was $66.3 million as of July 31, 2026, of which $1.9 million was contracted subsequent to quarter end. The remaining $64.4 million represents policies in quoting or binding status, with an expected conversion rate of 15% to 40%.

●	Net loss for Q2 2026 was $2.5 million, or $(0.04) per diluted share, compared to net income of $0.6 million, or $0.01 per diluted share, in Q2 2025, and $4.1 million for the first half of 2026, or $(0.07) per diluted share, compared to net income of $1.1 million, or $0.02 per diluted share, in first-half 2025.

●	Adjusted EBITDA[3] was $(1.3) million for Q2 2026 and $(2.6) million for first-half 2026, reflecting continued investment in distribution, technology, and product development.

●	Platform Placed Plan Value (“PPPV”)[4] was $84.0 million as of June 30, 2026.

2026 Outlook and Beyond

As of July 31, 2026, the Company had approximately $66.3 million in Pipeline Revenue, of which $1.9 million was contracted, while the remaining $64.4 million is in the quoting or binding stage. Based on the Company’s estimated conversion rate of 15% to 40%, the Pipeline Revenue in the quoting or binding stage is expected to generate approximately $9.7 million to $25.8 million of additional Contracted Revenue. Under U.S. GAAP revenue recognition, this is expected to result in approximately $3.1 million to $8.3 million of GAAP revenue recognized in 2026, with an additional $6.6 million to $17.5 million of GAAP revenue expected to be recognized in 2027.

With five more months remaining in 2026, the Company expects to continue expanding its Pipeline Revenue through new product launches and new system enhancement. Supported by its growing base of Contracted Revenue, increasing forward revenue visibility, and continued pipeline development, the Company is reaffirming its full-year 2026 revenue guidance of $45 million to $50 million.

CEO Commentary

Tim Johnson, Chief Executive Officer of Health In Tech, commented, “We continued to execute against our long-term growth strategy during the quarter by investing in sales, marketing, and key talent, supported in part by the capital raised through our recent PIPE financing. These investments are designed to expand our distribution network, accelerate product innovation, and strengthen our execution capabilities. Our contracted book of business continued to grow, providing greater visibility into future revenue. We believe Contracted Revenue and Pipeline Revenue are meaningful operating metrics that complement our GAAP financial results by illustrating the strength of our sales pipeline, the pace of customer conversion, and our expected revenue trajectory.”

Mr. Johnson continued, “We also made meaningful progress on several strategic initiatives that we believe position the Company for its next phase of growth. During the quarter, we contractually secured our first employer group for the Three-Year Rate Stabilization Program, a differentiated solution designed to provide employers with greater predictability in stop-loss pricing over a multi-year period. This represents an important milestone as we advance toward the program’s anticipated launch in the capital markets. In parallel, we are engaged with several high-profile governmental organizations that are evaluating participation in the program, and we expect to provide additional updates in the coming months.

As we execute on our strategic roadmap, we remain on track to launch HitRix, our next-generation marketplace platform, in the second half of 2026. While our current eDIYBS platform has transformed AI-enabled underwriting through bindable stop-loss quoting and customized plan design, HitRix expands the application of AI across the entire self-funded stop-loss insurance ecosystem. The platform leverages advanced AI-powered document intelligence to automate data extraction across multiple document types, enable intelligent plan comparisons, and facilitate an integrated competitive bidding process within a unified digital marketplace. By connecting a broad network of brokers, carriers, TPAs, and employer groups, HitRix is designed to increase market transparency, expand access to competitive stop-loss solutions, streamline the placement process, and deliver better outcomes for all participants across the self-funded insurance value chain.”

End Notes

1.	Contracted Revenue represents the total revenue expected to be generated over the contractual term of self-funded health plan policies placed through the Company’s platform. Standard self-funded plan policies generally have a contractual term of 12 months, while the Company’s Three-Year Rate Stabilization Program is designed with a 36-month contractual term. Revenue is recognized under U.S. GAAP on a straight-line basis over the policy term, beginning on the policy’s effective date. Accordingly, Contracted Revenue represents revenue that has been contractually secured but has not yet been fully recognized under U.S. GAAP, providing an indication of future revenue expected from existing contracts.

2.	Pipeline Revenue represents revenue from self-funded plan policies that are being quoted, are in binding status, or have been contracted subsequent to the end of the reporting period. This metric reflects the entire contractual term of the underlying policies, some of which may not ultimately convert to revenue.

3.	Adjusted EBITDA is a non-GAAP financial measure. Additional information and reconciliation of Adjusted EBITDA to its most comparable GAAP financial measure is provided in the “Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA” section of this release.

4.	Platform Placed Plan Value (“PPPV”) represents the aggregate contractual value of self-funded health plans with stop-loss insurance (self-funded stop-loss plans) placed through the Company’s platform during the fiscal year through the applicable fiscal quarter end, measured over each plan’s full contractual term of typically 12 or 36 months from the plan’s effective date. PPPV reflects the total economic value flowing through the platform, including premium, claim funding, and administrative fees, and is a measure of platform transaction volume rather than an indication of the Company’s own revenue or take rate.

Conference Call Details

Health In Tech will host a conference call to discuss its financial results for the second quarter of 2026 on August 13, 2026, at 5:00 p.m. (ET). To participate in our live conference call and webcast, please dial 1-888-346-8982 or 1-412-902-4272 (for international participants).

A live audio webcast will be available via the Investor Relations page of Health In Tech’s website at https://healthintech.com/. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information

This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses Adjusted EBITDA to provide investors with additional insight into operational performance and to facilitate comparison with other companies in the industry. Adjusted EBITDA should not be considered an alternative to net income, operating income, or other GAAP measures. A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Use of Forward-Looking Statements

Certain statements in this press release are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may include estimates or expectations about Health In Tech’s possible or assumed operational results, financial condition, business strategies and plans, market opportunities, competitive position, industry environment, and potential growth opportunities. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “design,” “target,” “aim,” “hope,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “project,” “potential,” “goal,” or other words that convey the uncertainty of future events or outcomes. These statements relate to future events or to Health In Tech’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause Health In Tech’s actual results, levels of activity, performance, or achievements to be different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Health In Tech’s control and which could, and likely will, affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Health In Tech’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Health In Tech’s operations, results of operations, growth strategy and liquidity.

About Health In Tech

Health In Tech, Inc. (Nasdaq: HIT) is an AI-enabled InsurTech platform company, which offers a marketplace that improves processes in the health insurance industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, Managing General Underwriter (“MGUs”) and third-party administrators (“TPAs”). Health In Tech’s platform serves as a marketplace for brokers, TPAs, MGUs and carriers to access self-funded health insurance for employers, providing functions including customized self-funded health plans, bindable stop-loss quotes, AI-enabled underwriting, claims administration and reporting integration.

Health In Tech, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Revenues from underwriting modeling (ICE)	$1,272,647	$2,090,576	$2,741,461	$4,442,560
Revenues from fees (SMR)	6,783,973	7,223,273	14,086,805	12,886,273
Total revenues	8,056,620	9,313,849	16,828,266	17,328,833

Cost of revenues	4,134,127	3,003,979	8,396,374	5,663,564
Gross profit	3,922,493	6,309,870	8,431,892	11,665,269

Operating expenses
Sales and marketing expenses	2,215,889	1,226,738	4,507,490	2,316,993
General and administrative expenses	4,269,094	3,775,453	7,724,652	7,022,218
Research and development expenses	875,811	582,609	1,796,206	1,120,330
Total operating expenses	7,360,794	5,584,800	14,028,348	10,459,541

Other income (expense):
Interest income	69,568	108,198	137,039	193,564
Other income	100,000	—	122,334	118,399
Other expense	(52,341)	—	(52,341)	—
Total other income, net	117,227	108,198	207,032	311,963

(Loss) income before income tax expense	(3,321,074)	833,268	(5,389,424)	1,517,691
Income tax benefit (expense)	809,888	(202,637)	1,289,957	(388,468)

Net (loss) income	(2,511,186)	630,631	(4,099,467)	1,129,223
Net loss attributable to noncontrolling interests	(162)	—	(162)	—

Net (loss) income attributable to common stockholders	$(2,511,024)	$630,631	$(4,099,305)	$1,129,223

Net (loss) income per share
Basic	$(0.04)	$0.01	$(0.07)	$0.02
Diluted	$(0.04)	$0.01	$(0.07)	$0.02

Weighted average common shares outstanding:
Basic	62,829,725	55,382,395	60,106,502	55,003,233
Diluted	62,829,725	55,632,357	60,106,502	57,004,070

Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income attributable to common stockholders	$(2,511,024)	$630,631	$(4,099,305)	$1,129,223
Interest income	(69,568)	(108,198)	(137,039)	(193,564)
Amortization expense	320,320	135,983	723,787	271,966
Income tax (benefit) expense	(809,888)	202,637	(1,289,957)	388,468
Stock-based compensation expense, including employer payroll taxes related to stock-based awards	959,969	707,963	1,403,808	1,201,134
Provision for credit losses on other receivables	739,773	—	739,773	—
Other non-recurring items	37,341	—	37,341	—
Total net adjustments	1,177,947	938,385	1,477,713	1,668,004

Adjusted EBITDA	$(1,333,077)	$1,569,016	$(2,621,592)	$2,797,227

Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$6,514,813	$7,669,754
Accounts receivable, net	8,546,307	756,288
Loans receivable, net	847,993	815,995
Other receivables, net	3,392,082	3,467,814
Deferred offering costs	102,586	170,977
Prepaid expenses and other current assets	2,380,284	3,280,148
Total current assets	21,784,065	16,160,976
Non-current assets
Software	7,197,718	6,530,894
Operating lease - right-of-use assets	104,277	139,940
Long-term prepaid expenses	8,184	258,151
Deferred tax assets, net	540,436	—
Total non-current assets	7,850,615	6,928,985
Total assets	$29,634,680	$23,089,961

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$9,907,370	$4,188,811
Operating lease liabilities - current	81,225	76,195
Other current liabilities	—	891,598
Total current liabilities	9,988,595	5,156,604
Non-current liabilities
Deferred tax liabilities	—	757,675
Operating lease liabilities - non-current	21,713	63,617
Total non-current liabilities	21,713	821,292
Total liabilities	10,010,308	5,977,896

Stockholders’ equity
Common stock, $0.001 par value; Class A Common stock 150,000,000 shares authorized 53,858,083 and 46,006,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	$53,858	$46,006
Common stock, $0.001 par value; Class B Common stock 50,000,000 shares authorized, 11,700,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	11,700	11,700
Additional paid-in capital	18,365,473	11,834,121
Retained earnings	1,120,933	5,220,238
Noncontrolling interests	72,408	—
Total stockholders’ equity	19,624,372	17,112,065
Total liabilities and stockholders’ equity	$29,634,680	$23,089,961

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows (used in) provided by operating activities:
Net (loss) income	$(2,511,186)	$630,631	$(4,099,467)	$1,129,223
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Bad debt (recovery) expense	(2,954)	5,990	(2,954)	5,990
Amortization expense	320,320	135,983	723,787	271,966
Provision for refund liability	—	175,698	108,402	955,743
Provision for credit losses on other receivables	739,773	—	739,773	—
Deferred tax benefit	(813,639)	(32,074)	(1,298,111)	(66,547)
Interest income	(15,999)	(15,999)	(31,998)	(31,998)
Stock-based compensation expense	959,320	707,963	1,325,882	1,201,134
Changes in operating assets and liabilities:
Accounts receivable	(4,805,705)	823,480	(7,787,065)	359,982
Other receivables	(59,704)	134,954	(71,444)	(3,354,582)
Prepaid expenses and other assets	350,442	455,844	798,039	(561,907)
Operating lease right-of-use assets and liabilities, net	(606)	18	(1,211)	37
Accounts payable and accrued expenses	2,927,618	(1,150,600)	4,364,800	2,269,897
Income taxes payable	—	(390,612)	—	(170,309)
Other current liabilities	—	—	(1,000,000)	—
Net cash (used in) provided by operating activities	(2,912,320)	1,481,276	(6,231,567)	2,008,629

Cash flows used in investing activities:
Development of software	(596,992)	(909,897)	(959,123)	(1,613,372)
Net cash used in investing activities	(596,992)	(909,897)	(959,123)	(1,613,372)

Cash flows (used in) provided by financing activities:
Proceeds from issuance of common stock in connection with private investment in public equity financing, net of placement agent fees and escrow agent fees	—		6,381,000	—
Payments of deferred offering costs	(199,440)	(8,250)	(243,608)	(106,339)
Contributions from noncontrolling interests	71,428	—	71,428	—
Taxes paid related to net share settlement of equity awards	(173,071)	—	(173,071)	—
Net cash (used in) provided by financing activities	(301,083)	(8,250)	6,035,749	(106,339)

(Decrease) increase in cash and cash equivalents	(3,810,395)	563,129	(1,154,941)	288,918
Cash and cash equivalents, beginning of the period	10,325,208	7,575,037	7,669,754	7,849,248
Cash and cash equivalents, end of the period	$6,514,813	$8,138,166	$6,514,813	$8,138,166

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$—	$—	$—
Cash paid for income taxes	$15,000	$625,323	$10,035	$625,323

Summary of noncash investing and financing activities:
Accrued deferred offering costs included in accounts payable and accrued expenses	$115,911	$—	$215,911	$—
Accrued development of software included in accounts payable and accrued expenses	430,386	265,243	430,386	265,243
Reclassification of deferred offering costs to additional paid-in capital upon private investment in public equity financing	75,030	—	527,910	—
Stock-based compensation capitalized for software development	10,617	—	19,454	—

Investor Contact:

Health In Tech Investor Relations

ir@healthintech.com